EX-23a
                        CONSENT OF INDEPENDENT AUDITORS


   We hereby consent to the use in Registration Statement number 33-19048-NY on Form SB-2 of our report dated October 22, 2001 with repsect to the financial statements and schedule of Murray United Development Corp. included in its annual report on Form 10-KSB for the fiscal year ended July 31, 2001 filed with the Securities and Exchange Commission.

Hauppauge, NY
October 22, 2001



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                                                    James P. O'Day, C.P.A., P.C.
                                                               21 Village Square
                                                      Glen Cove, New York  11542
                                                              Phone 516-671-0513
                                                                Fax 516-671-5353


                                 EXHIBIT 23 (b)

                         Consent of Independent Auditors


We hereby consent to the use in registration statement number 33-19048-NY on Form SB-2 of our report dated January 24, 2000 with respect to the financial statements of Murray United Development Corp. included in its annual report on Form 10-KSB for the fiscal year ended July 31, 2001 filed with the Securities and Exchange Commission.




James P. O'Day, C.P.A., P.C.

Glen Cove. New York
October 26, 2001